Exhibit 10.1

                        EXCLUSIVE FINDER'S FEE AGREEMENT

         This agreement is entered into on May 22, 2001, by and between Ontro, Inc., a California corporation ("Ontro") and Aura (Pvt.) Ltd., a Pakistani corporation ("Aura") subject to the conditions specified in Section F below. Ontro and Aura are collectively referred to herein as the "Parties."

                                      TERMS

         A. FINDER'S FEES, COMMITMENT TO PURCHASE, AND ESCROW OF SECURITIES.
            ---------------------------------------------------------------

                  1. FINDER. Aura agrees to use its best efforts to find one or more purchasers from Ontro for a total of 1,600,000 shares of authorized and un-issued common stock of Ontro for a purchase price equal to no less then $1.00 per share ($1,600,000). In consideration therefore, Ontro agrees to grant to Aura a warrant (the "Commitment Warrant") to purchase 210,000 shares of Ontro common stock for $1.00 per share, and with all other terms of the Commitment Warrant to be the same as the Performance Warrant defined in paragraph A.2.(b) below. The Commitment Warrant and the Performance Warrant are sometimes collectively referred to herein as the "Warrants".

                  2. FINDER'S FEE. In the event Ontro accepts funds from the sale of Ontro common stock ("Shares") from any one ("Purchaser") during the Period (as defined below), Ontro shall pay Aura a finder's fee in the amount of:

                           (a) below, Shares of the common stock of Ontro
equal to 5% of the Shares sold to the Purchaser; plus

                           (b) below, a warrant (the "Performance Warrant")
to purchase the number of shares of common stock of Ontro equal to 15% of the number of shares of Ontro common stock purchased by the Purchaser.
The exercise price of the Warrants shall be equal to the purchase price of the Shares ($1.00). The Warrants shall have a five-year term from the date of issuance. The Warrants shall be issued to Aura or its designee provided
Aura and the designee provide to Ontro the same representations and warranties with regard to the designee as are provided by Aura in regard to itself and its affiliates in this Agreement, and in the form of warrant attached hereto as Exhibit A. In addition no designee may directly or indirectly be in a business similar to, or in competition with, Ontro or any of its licensees sub-licensees or potential customers, and no designee may be affiliated directly or indirectly with any owner cumulatively (including the shares underlying the Warrants) of 5% or more of any class or cumulatively any classes of Ontro securities, unless such designee is approved by Ontro which approval shall not be unreasonably withheld.

                  3. PERFORMANCE PERIOD; PAYMENT OF FEE. Ontro shall pay a finder's fee in connection with funds received by Ontro from the sale of Shares at any time from any Purchaser during the period May 22, 2001 through October 30, 2001, (the "Period"). In the event Ontro sells 1,600,000 Shares to Purchasers during the Period Aura shall have the right in its sole discretion to extend the Period through April 30, 2002.

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         A Purchaser includes affiliates and related parties of a Purchaser.
Ontro shall pay the finder's fee upon closing of the sale of the Shares. All sales of Shares shall be pursuant to a Stock Purchase Agreement by and between Ontro and the Purchaser substantially in the form set forth in Exhibit B.

                  4. ONTRO PURCHASERS. Notwithstanding the provisions of paragraph A.(3), above, no finder's fee shall be due in connection with funds received by Ontro from the sale of any security to Unilever and its affiliates and designees.

         B. COMPLETION OF PRIOR AGREEMENT; ADDITIONAL RIGHTS TO AURA.
            --------------------------------------------------------

                  1. COMPLETION OF PRIOR AGREEMENT. On January 19, 2001, Ontro and Aura entered into a similar Exclusive Finder's Fee Agreement (the "Prior Agreement") a copy of which is attached hereto as Exhibit "C." Aura has substantially completed the Prior Agreement. Prior to execution of this Agreement, Aura shall complete the Prior Agreement, by finding one or more purchasers to purchase the remainder of the 1,300,000 shares of common stock of Ontro referenced in the Prior Agreement which on that date have not been previously purchased by Aura or its designees (the "Remaining Shares"), or by purchasing the Remaining Shares itself including at Aura's election by authorizing Ontro to withdraw and sell for Ontro's benefit an adequate number of the escrowed securities referenced in the Prior Agreement which are currently held in the Account referenced in paragraph B.7 herein.

                  2. COMPLETION OF ISSUANCES PURSUANT TO PRIOR AGREEMENT. No later than the date of this Agreement, Ontro shall have issued all shares of Ontro common stock and warrants to purchase Ontro common stock that are due to Aura pursuant to the Prior Agreement.

                  3. BOARD OF DIRECTORS. Following the execution of this Agreement and deposit of the Aura System Shares into the Account as set forth in Section B. 8 herein, the Board of Directors of Ontro (the "Ontro Board") shall appoint to vacant seats on the Ontro Board four individuals nominated by Aura and approved by the Ontro Board as follows:

                           i. On May 22, 2001 the Ontro Board shall resolve to increase the number of Directors on the Ontro Board to seven;

                           ii. On May 22, 2001 the Ontro Board shall appoint Mir. Saied Kashani to a currently vacant seat on the Ontro Board;

                           iii. Upon nomination of a second individual by Aura, the Ontro Board shall appoint such nominee to a currently vacant seat on the Ontro Board;

                           iv. Upon nomination of a third individual by Aura, one Director who was a member of the Ontro Board prior to May 22, 2001 shall resign and the Aura nominee shall be appointed to the newly vacant seat;

                           v. Upon nomination of a fourth individual by Aura, one Director who was a member of the Ontro Board prior to May 22, 2001 shall resign and the Aura nominee shall be appointed to the newly vacant seat;

The Ontro Board's approval of all nominees made by Aura shall be promptly given and approval shall not be unreasonably withheld.

                  4. DISCONTINUATION OF CASH PAYMENTS TO NON-EMPLOYEE DIRECTORS. Upon execution of this Agreement and continuing thereafter until all four nominees of Aura have been appointed to the Ontro Board, Ontro shall cease making or accruing the obligation to make any cash payments to non-employee Directors.

                  5. EXPENSE REVIEW. During the term of this Agreement Ontro shall provide access to financial records and shall upon request meet and confer in person or otherwise with a representative or representatives of Aura sufficient to allow the Aura representative(s) to review all of the expenditures of Ontro on a weekly basis.

                  6. BREAK-UP FEE. If Ontro fails to close a committed purchase of Shares for no less then $1.00 per share from a Purchaser who is ready, willing, and able to purchase Shares constituting directly or indirectly a minimum of 200,000 Shares for a minimum of $200,000 up to a maximum of 1,600,000 Shares for $1,600,000, and such purchase is on other terms that are acceptable to Ontro, which acceptance shall not be unreasonably withheld, then Ontro shall pay Aura the fees set forth in paragraph A. 2 above notwithstanding Ontro did not receive the funds or sell the Shares. The Performance Warrant issued to Aura in such case shall have all of the same registration rights and other rights set forth in Section C, below.

                  7. RIGHT OF FIRST REFUSAL TO AURA. Aura shall have the first right of refusal to provide any additional funds from the sale of Ontro securities that Ontro believes it needs at any time prior to the expiration of the term of this Agreement. This right shall not apply to any funds that may be provided by Unilever or its affiliates or designees. In the event Ontro intends to raise additional capital through the sale of its securities prior to the end of the term of this Agreement to any party other than Unilever or its affiliates and designees then Ontro shall provide written notice to Aura of the terms of such proposed issuance, and Aura shall have the right for 15 days from receipt of Ontro's notice to Aura to notify Ontro in writing that Aura will act as a finder to supply a Purchaser for the proposed issuance, or Aura or its designee will purchase the securities on the terms set forth in Ontro's notice to Aura. If Aura elects to act as a finder and supply a Purchaser for the proposed issuance or Aura or its designee elects to purchase the securities Aura shall be paid the fees set forth in paragraph A. 2 above in connection with the issuance of the securities.

                  8. ESCROW OF SECURITIES. In consideration of Ontro entering into this agreement Aura agrees that upon execution of this Agreement Aura or its designee shall deposit into Ontro's existing securities brokerage account with Wells Fargo Van Kaspar (the "Account") for Ontro's benefit 2,500,000 shares of freely transferable common stock of Aura Systems, Inc. (the "Aura Systems Shares").

                           (a) After May 22, 2001 and from time to time
thereafter Ontro may withdraw and sell the Aura System Shares for its benefit. Subject only to the other terms of this Agreement Ontro may withdraw and sell Aura System Shares in an amount (net of all costs of sale) Ontro needs to fund its ongoing operations, but in no event more then $230,000 in any one month.

                           (b) Ontro may only withdraw and sell the Aura Systems
Shares from the Account if all cash and marketable securities owned by Ontro have a total value less then $400,000 at the time of the withdrawal. Ontro may only withdraw and sell Aura Systems Shares from the Account until all proceeds from the sale of the Aura Systems Shares withdrawn from the Account (net of all costs of sale) is equal to $1,600,000 less all proceeds received from the sale of Shares pursuant to this Agreement.

                           (c) Every time Ontro withdraws and sells Aura Systems
Shares from the Account, Ontro shall immediately issue to Aura or its designee shares of common stock of Ontro. The number of shares of Ontro common stock to be issued to Aura or its designee shall be equal to the proceeds received by Ontro from the sale of the Aura Systems Shares withdrawn from the Account valuing each Ontro common share at $1.00. In addition Ontro shall pay to Aura the fees set forth in paragraph A. 2 above in connection with all Ontro common stock issued to Aura or its designee pursuant to this Section B.8.(c). Aura or its designee who receives the Ontro common shares shall execute all documents reasonably required by Ontro to issue the common stock, such documents to include by way if illustration and not limitation substantially all of the same representations and warranties Aura makes in section D below.

                           (d) After Ontro has received a total of $1,600,000
from the combined sale of Shares and the sale of Aura Systems Shares withdrawn from the Account (net of all costs of sale of the Aura Systems Shares) Ontro shall have no further right to the Aura Systems Shares in the Account, and Ontro shall immediately cause all of the remaining Aura Systems Shares in the Account to be returned to Aura or its designee.

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         C. THE WARRANTS
            ------------

                  1. REGISTRATION RIGHTS. Common shares issued to Aura or its designee pursuant to this Agreement and all Ontro common stock which may be purchased upon exercise of the Warrants shall be registered by Ontro with the Securities and Exchange Commission ("SEC") by the earlier of (a) the next subsequent Registration Statement filed by Ontro with the SEC which is filed to register the sale of common stock, such shares to be registered by Ontro as part of such subsequent filing ("piggyback registration"), or (b) within 90 days following written demand by Aura ("demand registration rights").

                  2. TRANSFERABILITY OF WARRANTS. The Warrants, or any portion thereof, may only be transferred by the holder prior to exercise if (a) such transfer is made pursuant to an effective registration statement filed with the SEC, and provided the transfer is also in compliance with all applicable state securities laws; or (b) if the transferor provides the Company with a legal opinion from counsel to the transferor in form and content satisfactory to the Company and its counsel stating that registration is not required, and the transfer is in compliance with all applicable securities laws. In such an event, upon the written request of the holder, Ontro shall promptly re-issue the Warrants, or any portion thereof, to the holder's designated transferee(s) and shall re-issue any residual portion of such Warrants (if any) to the holder. The transferee shall be subject to the same terms and conditions, and shall enjoy the same rights, as the holder.

                  3. FORM OF WARRANTS. The Warrants shall be substantially in the form of the warrant attached hereto as Exhibit A, and shall include the provisions set forth in paragraph C.4 below.

                  4. PROTECTION AGAINST DILUTION.

                           (a) If at any time and from time to time Ontro shall:
(i) declare a dividend in shares of common stock to a holder of common stock or make a distribution in shares of common stock to holders of common stock, (ii) subdivide its outstanding shares of common stock, (iii) combine its outstanding shares of common stock, or (iv) otherwise effect a re-capitalization of such character that the shares of common stock shall be changed into or become exchangeable for a greater or lesser number of shares of common stock, then the Exercise Price in effect on the record date of such dividend or distribution or the effective date of such subdivision, combination or reclassification (individually an "Event" and collectively the "Events") shall be adjusted, or further adjusted, to a price (to the nearest cent) determined by multiplying (i) the exercise price of the Warrant(s) in effect immediately prior to such Event by (ii) a fraction, the numerator of which shall be the number of shares of common stock outstanding immediately prior to such Event, and the denominator of which shall be the number of shares of common stock outstanding immediately after such Event. Upon each adjustment in the exercise price resulting from an Event, the number of shares of Ontro common stock which may be purchased upon exercise of the Warrants shall be adjusted (to the nearest one-thousandth share) by multiplying (i) the number of shares of Ontro common stock which may be purchased upon exercise of the Warrants immediately prior to such Event by (ii) a fraction, the numerator of which shall be the exercise price in effect immediately prior to such Event, and the denominator of which shall be the exercise price in effect immediately after such Event. Notice of each such adjustment and each such readjustment shall be forthwith mailed to the Holder setting forth such adjustments or readjustments and the facts and calculations thereof in reasonable detail. Any dividend paid or distributed upon the common stock in stock of any other class of securities convertible into shares of common stock shall be treated as a dividend paid in common stock to the extent that shares of common stock are to be issued upon the conversion thereof.

                           (b) In case: (i) a distribution in the form of stock
or other securities of any other corporation or other entity shall be made or paid by Ontro on, or with respect to, the then outstanding shares of common stock, (ii) Ontro shall effect a re-capitalization of such character that the shares of common stock will be changed into or become exchangeable for shares of common stock with a different par value or no par value, or (iii) Ontro (or a successor corporation) shall be consolidated or merged with or into another corporation or entity or shall sell, lease or convey all or substantially all of its assets in exchange for stock or property (including cash) with the view of distributing such stock or property to its shareholders, each share issuable upon exercise of the Warrants shall be replaced by, and/or shall include, as the case may be, for the purposes hereof, the stock or property issued or distributed in respect of each share of common stock upon such re-capitalization, reclassification, merger, sale, lease or conveyance as the Holder would have been entitled to had the Holder exercised the Warrants immediately prior to any such occurrence, and adequate provision to that effect shall be made at the time thereof.

                           (c) In case: (i) of any classification,
reclassification or other reorganization of the capital stock of Ontro, consolidation or merger of Ontro with or into another corporation, or the sale, lease or conveyance of all or substantially all of the assets of Ontro; or (ii) of the voluntary or involuntary dissolution, liquidation or winding up of Ontro; then, and in any such case, Ontro shall mail to the Holder, at least 15 days prior thereto, a notice stating the date or expected date on which a record is to be taken. Such notice shall also specify the date or expected date, if any is to be fixed, as of which holders of common stock of record shall be entitled to exchange their shares of common stock for securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, winding up or any other appropriate action, as the case may be.

                  5. SUBSEQUENT AGREEMENTS. It is understood that subsequent or contemporaneous agreements or writings may be executed by Aura, Aura's designees or Ontro in order to effectuate issuance or exercise of the Warrants. In the case of any conflict between this Agreement and any such agreements or writings, or the Warrants, or the terms thereof, unless the terms of the subsequent or contemporaneous agreement expressly state otherwise, the terms of this Agreement shall control notwithstanding any contrary provision of any subsequent agreements, writings, or warrants.

                  6. CERTIFICATES. Ontro or its transfer agent shall re-issue the Warrants or certificates for shares issued to Aura or its designee pursuant to this Agreement, or purchased upon exercise of the Warrants in lesser denominations upon request of the holder, subject to a minimum of 5,000 shares.

                  7. CASH OR SHARE EQUIVALENT. In the event the common stock to be issued to Aura or its designees pursuant to this Agreement, the Warrant(s) or common stock purchased upon a valid exercise of the Warrant(s,) are not or cannot be issued pursuant to the terms of this Agreement by no fault of the holder, in addition to all other remedies, Ontro shall be responsible to pay the holder, upon demand, the equivalent value of the Warrants (a) in cash or (b) at Ontro's option, in registered, immediately tradable shares of Ontro that can actually be sold within 30 days of delivery for an amount equal to the value of the warrants on the date of delivery.

                           In such an event the value of the common stock and
the Warrant(s) shall be deemed to be the closing share price of Ontro shares on the day of otherwise valid receipt of the common stock or exercise of the Warrants, less in the case of the Warrants only the per share exercise price of the Warrant(s), times the number of shares not issued.

                           In the case of the Warrants upon payment Ontro of the
equivalent value pursuant to this Section, the holder of any Warrants shall return the Warrant(s) for which equivalent value is paid.

         D. REPRESENTATIONS AND WARRANTIES OF AURA. This Agreement is made with Aura in reliance upon Aura's representation and warranties to Ontro, which by Aura's execution of this Agreement Aura hereby confirms that:

                  1. PURCHASE ENTIRELY FOR OWN ACCOUNT. The securities to be received by Aura will be acquired for investment for Aura's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Aura has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Aura further represents Aura does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant any participation to such person or to any third person, with respect to any of the Warrants or common stock which can be purchased upon exercise of the Warrants.

                  2. DISCLOSURE OF INFORMATION. Aura believes it has received all the information regarding Ontro it considers material or desirable in order to decide to acquire the Warrants. Aura further represents that it has had an opportunity to ask questions and receive answers from Ontro regarding Ontro, its business and the terms and conditions of the Warrants.

                  3. DEVELOPMENT STAGE COMPANY. Aura recognizes Ontro is a development stage company, that it has an accumulated deficit and a working capital deficit, has not generated any revenue from operations and is not expected to generate any revenue from operations for some time and perhaps for years, and that proposed development expenditures are expected to result in substantial and increasing losses over at least the next several years, and possibly much longer. Investment in Ontro involves substantial risk, and Aura should not acquire the Warrants unless it can afford the complete loss of its investment. Aura has taken full cognizance of and understands all of the risk factors related to the receipt of the Warrants.

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                  4. CONFIDENTIALITY. Aura hereby represents, warrants and
covenants that it shall maintain in confidence, and shall not use or disclose without the prior written consent of Ontro, any information about Ontro furnished to it by Ontro, whether or not such information was acquired or disclosed in connection with this Agreement.

                  5. INVESTMENT EXPERIENCE. Aura is an investor in securities of privately held development stage companies, and acknowledges that it is able to protect itself in connection with the Warrants, can bear the economic risk of a complete loss of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Warrants.

                  6. ADVICE OF PROFESSIONALS. Aura has carefully considered and has been advised by Ontro to have any material provided by anyone regarding Ontro including but not limited to this agreement, related documents and the acquisition of the Warrants reviewed by its legal counsel prior to acquisition, and to discuss with its professional tax and financial advisers the suitability of the acquisition of the Warrants for its particular tax and financial situation, and it has determined the Warrants are suitable for it. Ontro specifically disclaims any representations regarding the legal, tax or financial consequences of the Warrants, other than the representation this is a high risk transaction.

                  7. AUTHORITY. Aura's execution, delivery and performance of and under this agreement, and all documents ancillary hereto, and the consummation of the transactions contemplated hereby and thereby have been duly authorized, and Aura is duly authorized (a) to execute and deliver this agreement and all other instruments executed and delivered on behalf of such partnership, corporation, trust, estate or other entity, in connection with the issuance in its name of the Warrants; and (b) to acquire and hold the Warrants,
(ii) such entity has not been formed for the specific purpose of acquiring the Warrants; and (iii) when executed and delivered by Ontro, will constitute such partnership's, corporation's, trust's, estate's or other entity's legal, valid and binding obligation enforceable against it in accordance with its terms.

                  8. RESTRICTED SECURITIES. Aura understands the Warrants and the shares of common stock it may purchase upon exercise of the Warrants are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Ontro in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. In this connection, Aura represents it is familiar with Securities and Exchange Commission ("SEC") Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  9. ACCREDITED INVESTOR. Aura is an accredited investor as defined in Rule 501(a) of Regulation D of the SEC, as amended, under the Securities Act.

                  10. NO REPRESENTATIONS REGARDING FUTURE RESULTS. It never has been represented, guaranteed or warranted by Ontro, any of the officers, directors, shareholders, partners, employees, legal counsel, auditor or agents of Ontro or its advisors, or any other persons, whether expressly or by implication, that the past performance or experience of the management of Ontro, or of any other person, or any present business and financial plans of Ontro, will in any way indicate the future results which may be achieved from the ownership of the Warrants or the common stock of Ontro.

                  11. ACKNOWLEDGMENT AND PRIOR AGREEMENT. Aura understands the meaning and legal consequences of the representations and warranties contained in this Agreement, and Aura hereby agrees Ontro and each officer, director, employee, agent, legal counsel and controlling person of Ontro, past, present or future, may rely on each such representation and warranty.

                  12. SURVIVAL. The foregoing representations and warranties shall be true and accurate as of the date of the acceptance hereof by Ontro and shall survive the execution and delivery of this Agreement and the delivery of the Warrants and any common stock upon exercise of the Warrants thereafter.

         E. REPRESENTATIONS AND WARRANTIES OF ONTRO. This Agreement is made with Ontro in reliance upon Ontro's representation and warranties to Aura, which by Ontro's execution of this Agreement Ontro hereby confirms that:

                  1. MONTHLY EXPENSES. Ontro shall maintain its monthly cash expenses at no more than $230,000 per month during the term of this Agreement. During the term of the Agreement, Ontro shall not increase these expense levels unless Ontro receives funds from the sale of securities to Unilever or its affiliates, in which case, Ontro may increase the amount of monthly expenses up to, but not in excess of $320,000 per month. Ontro shall provide confirmation of compliance with this provision upon Aura's written request, and to allow Aura or its agents at Aura's expense to audit Ontro's financial records to confirm compliance with this representation.

                  2. L.L. KNICKERBOCKER COMMON STOCK. Upon the written request of Aura Ontro shall include any of the shares of Ontro common stock currently owned by the L.L. Knickerbocker Company in any registration statement filed by Ontro pursuant to section C.1.(b) of this Agreement provided the same shares are not then able to be freely transferred by the L.L. Knickerbocker Company pursuant to Rule 144(k) under the United States Securities Act of 1933.

                  3. LIMITATION ON FURTHER SALES OF SECURITIES. During the term of this Agreement without the prior written consent of Aura which consent shall not be unreasonably withheld, Ontro shall not issue additional equity securities of Ontro other than:

                           (a) Securities issued to Unilever its affiliates or
designees;

                           (b) Securities issued for fair value to its
non-employee directors with a value no greater then $15,000 per month;

                           (c) Options issued pursuant to its 1996 Stock Option
Plan for no more then a total of 20,000 shares;

                           (d) Common stock or options issued in lieu of
payments due to current officers, directors, employees and non-employee professionals.

         F. CONDITION TO PERFORMANCE OF AGREEMENT.  Notwithstanding any other
            -------------------------------------
provision of this agreement to the contrary, this agreement shall not become effective and the Parties shall not be required to perform their respective obligations hereunder at any time prior to the last to occur of (i) the consent of the Ontro shareholders to the issuance of the Warrants as defined in the Prior Agreement and to this agreement as required by Rule 4350(i) of The Nasdaq Stock Market, Inc. ("Rule 4350(i)"), or (ii) the receipt of an exemption issued by The Nasdaq Stock Market, Inc. from the shareholder consent requirement of Rule 4350(i) and (iii) this issuance to Aura of the Warrants as defined in the Prior Agreement.

         G. OTHER TERMS
            -----------

                  1. SUCCESSORS AND ASSIGNS. The obligation to pay the finder's fee is binding on Ontro and on its successors and assigns.

                  2. COMPLETE AGREEMENT; MODIFICATION. This Agreement constitutes the complete agreement of the parties on the subject matter hereof. This agreement may not be modified except by a writing signed by both parties that specifically references that this Agreement is being changed.

                  3. NO REPRESENTATIONS. Each party has conducted its own investigation of all facts and circumstances surrounding this Agreement and hereby deems that investigation to be sufficient. Neither party is relying upon any representations or statements made, or not made, by the other in entering into this Agreement and related agreements. Each party hereby waives the right to contend otherwise in the future.

                  4. GOVERNING LAW, VENUE. This Agreement shall be governed by and construed under the laws of the State of California, irrespective of its choice of law principles. Venue for any action brought in connection with the subject matters of this Agreement shall be in a court of competent jurisdiction located in San Diego County, California.

                  5. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  6. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  7. NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or, upon deposit with the United States Post Office, by registered or certified mail, or upon deposit with a recognized overnight air courier who requires and obtains a signature from the recipient, in each case postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by 10 days' advance written notice to the other party.

                  8. SPECIFIC PERFORMANCE. The parties agree that the terms of this agreement can be enforced by specific performance in addition to all other remedies, with any bond requirement waived.

                  9. SEVERABILITY. In the event that any term of this agreement is found to be invalid or unenforceable, the remaining terms shall remain in full force and effect.

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                                       11

                  10. BINDING EFFECT; AUTHORITY. Each party warrants and represents that it has the power to enter into this Agreement and be bound by the terms thereof. The persons signing below warrant and represent that they have the power to bind their respective companies to this Agreement.

         ACCEPTED AND AGREED:
                                                 Ontro, Inc.
                                                 a California corporation

                                                 By: /S/ JAMES A. SCUDDER
                                                     ---------------------------
                                                     James A. Scudder, President

                                                 Aura (Pvt.) Ltd.
                                                 a Pakistani corporation

                                                 By: /S/ SAIED KASHANI
                                                 Print Name: Saied Kashani
                                                 Its: Agent/Atty-in-Fact

                                    EXHIBIT A
                                    ---------

                                FORM OF WARRANTS

                                       A

                                    EXHIBIT B
                                    ---------

                        FORM OF STOCK PURCHASE AGREEMENT

                                       B

                                    EXHIBIT C
                                    ---------

                        EXCLUSIVE FINDER'S FEE AGREEMENT
                             DATED JANUARY 19, 2001

                                       C